UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 16, 2010
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7733 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000

(Registrant’s telephone number, including area code)
n/a

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.01.	Completion of Acquisition or Disposition of Assets.

Item 9.01	Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1	Press Release, dated December 17, 2010.

Exhibit 99.2	Pro Forma Financial Information.

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On December 17, 2010, Belden Inc. (the “Company”) announced the completion of the sale of Trapeze Networks to Juniper Networks, Inc. for a purchase price of approximately $152.1 million effective as of December 16, 2010. Ten percent of the purchase price was deposited into an escrow account according to terms negotiated between the parties. The purchase price is subject to adjustment based on a post-closing analysis of the closing date balance sheet. The press release announcing the completion of the transaction is attached hereto as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
(b)	Pro Forma Financial Information.

An unaudited pro forma condensed consolidated balance sheet as of October 3, 2010 and unaudited pro forma condensed consolidated statements of operations for the nine months ended October 3, 2010, the year ended December 31, 2009 and the year ended December 31, 2008 are attached hereto as Exhibit 99.2.

(d)	Exhibits.
99.1	Press Release, dated December 17, 2010.

99.2	Pro Forma Financial Information.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: December 22, 2010	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

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